EXHIBIT 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Tyco Merger

On September 2, 2016, Johnson Controls, Inc. (“JCI Inc.”) and Tyco International plc (“Tyco”) completed their combination pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 24, 2016, as amended by Amendment No. 1, dated as of July 1, 2016, by and among JCI Inc., Tyco and certain other parties named therein, including Jagara Merger Sub LLC, an indirect wholly owned subsidiary of Tyco (“Merger Sub”). Pursuant to the terms of the Merger Agreement, on September 2, 2016, Merger Sub merged with and into JCI Inc., with JCI Inc. being the surviving corporation in the merger and a wholly owned, indirect subsidiary of Tyco (the “Merger”). Following the Merger, Tyco changed its name to Johnson Controls International plc (“Johnson Controls”).

The Merger was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations.” JCI Inc. was the accounting acquirer for financial reporting purposes. Accordingly, the historical consolidated financial statements of JCI Inc. for periods prior to this transaction are considered to be the historic financial statements of Johnson Controls.

Spin-Off of Adient

On October 31, 2016 (the “Distribution Date”), Johnson Controls completed the spin-off of its automotive seating and interiors business, Adient, to its shareholders (the “Spin-Off”). On October 31, 2016, each of Johnson Controls’ shareholders of record as of the close of business on October 19, 2016 (the “Record Date”) received one ordinary share of Adient for every ten ordinary shares of Johnson Controls held at the close of business on the Record Date. Johnson Controls shareholders received cash in lieu of fractional shares of Adient (if any). Adient is now an independent public company trading under the symbol “ADNT” on the New York Stock Exchange.

After the Distribution Date, Johnson Controls does not beneficially own any ordinary shares of Adient and will no longer consolidate Adient within its financial results. Beginning in the first quarter of fiscal 2017, Adient’s historical financial results for periods prior to the Distribution Date will be reflected in Johnson Controls’ consolidated financial statements as a discontinued operation (the “Adient Discontinued Operations”).

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial statements as of September 30, 2016, and for the years ended September 30, 2016, 2015 and 2014, reflect adjustments to Johnson Controls’ historical financial results related to the:

•                  Merger. The unaudited pro forma consolidated statement of income for the year ended September 30, 2016 gives effect to the Merger as if it occurred at the beginning of this period on October 1, 2015.

•                  Adient Discontinued Operations. The unaudited pro forma consolidated statements of income reflect the removal of the Adient Discontinued Operations in all periods presented.

•                  Spin-Off and related events. The unaudited pro forma consolidated statements of income for the year ended September 30, 2016 give effect to the Spin-Off and related events as if they occurred at the beginning of this period on October 1, 2015. The unaudited pro forma consolidated statement of financial position gives effect to the Spin-Off and related events as if they occurred as of September 30, 2016, Johnson Controls’ latest balance sheet date.

The unaudited pro forma consolidated statements of income (i) are presented based on information currently available, (ii) are intended for informational purposes only, (iii) are not necessarily indicative of and do not purport to represent what Johnson Controls’ operating results would have been had the Merger and Spin-Off occurred as described or what Johnson Controls’ future operating results will be after giving effect to these events, and (iv) do not reflect all actions that may be undertaken by Johnson Controls after the Merger and Spin-Off.

The unaudited pro forma consolidated financial statements and the accompanying notes should be read together with the historical financial statements of Johnson Controls as of and for the year ended September 30, 2016 and the related notes included in Johnson Controls’ Annual Report on Form 10-K for the year ended September 30, 2016 that Johnson Controls filed with the SEC on November 23, 2016.

In the enclosed unaudited pro forma consolidated statements of income and unaudited pro forma consolidated statement of financial position, the amounts reflected in the columns presented are described below:

Historical Johnson Controls

This column reflects Johnson Controls’ historical financial statements for the periods presented and does not reflect any adjustments related to the Spin-Off and related events.

The historical Johnson Controls consolidated statement of financial position as of September 30, 2016 and the consolidated statement of income for the years ended September 30, 2016, 2015 and 2014 were derived from Johnson Controls’ audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended September 30, 2016.

As discussed in Johnson Controls’ Annual Report on Form 10-K, on September 2, 2016, JCI Inc. and Tyco completed their combination pursuant to the Merger Agreement. The Merger was accounted for as a reverse acquisition using the acquisition method of accounting in accordance with ASC 805, “Business Combinations.” JCI Inc. was the accounting acquirer for financial reporting purposes. Accordingly, (1) the historical consolidated financial statements of JCI Inc. for periods prior to September 3, 2016 are considered to be the historic financial statements of Johnson Controls for such periods, and (2) the financial results for Tyco are included in the historic financial statements of Johnson Controls for periods on and after September 3, 2016.

Impact of Tyco Merger

The unaudited pro forma consolidated financial information primarily gives effect to the following:

•                  Tyco’s results of operations for the eleven months ended September 2, 2016;

•                  adjustments to conform the accounting policies of Tyco to those of Johnson Controls;

•                  application of the acquisition method of accounting in connection with the Merger;

•                  issuance of new equity in connection with the Merger; and

•                  Tyco’s 0.955 for 1 share consolidation in connection with the Merger.

The unaudited pro forma consolidated statement of income has been presented for informational purposes only and is not necessarily indicative of what Johnson Controls’ results of operations actually would have been had the combination been completed as of the date indicated. In addition, the unaudited pro forma consolidated statement of income does not purport to project the future operating results of Johnson Controls. The accompanying unaudited pro forma consolidated statement of income does not include any pro forma adjustments to reflect expected cost savings or restructuring actions which may be achievable or the impact of any non-recurring activity and one-time transaction or integration related costs.

The unaudited pro forma consolidated statement of income has been prepared using the acquisition method of accounting under existing U.S. GAAP standards. Johnson Controls is the acquirer in the Merger for accounting purposes and Tyco is the acquiree. As Johnson Controls finalizes the fair value of assets acquired and liabilities assumed, additional purchase price adjustments may be recorded during the measurement period in fiscal 2017. Fair value estimates are based on a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. The judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact Johnson Controls’ results of operations. The finalization of the purchase accounting assessment may result in a change in the valuation of assets acquired and liabilities assumed and may have a material impact on Johnson Controls’ results of operations and financial position.

Adient Discontinued Operations

The unaudited pro forma financial information related to the Adient Discontinued Operations has been prepared in accordance with the discontinued operations guidance in ASC 205, “Financial Statement Presentation” and therefore does not reflect what Johnson Controls’ or Adient’s results of operations would have been on a stand-alone basis and are not necessarily indicative of Johnson Controls’ or Adient’s future results of operations. As such, the unaudited pro forma combined financial statements of income do not allocate any general corporate overhead expenses of Johnson Controls to Adient.

The information in the Adient Discontinued Operations column in the unaudited pro forma consolidated statements of income was prepared based on the Johnson Controls’ annual audited financial statements and only include costs that are directly attributable to the operating results of Adient.

Spin-Off Pro Forma Adjustments

The unaudited pro forma consolidated financial statements as of and for the year ended September 30, 2016 include the following additional pro forma adjustments which are further described in the accompanying notes:

•                  Adjustment to remove non-recurring Spin-Off separation costs incurred to date from the unaudited pro forma consolidated statements of income.

•                  Recognition of the recapitalization of equity to reflect the distribution of the Adient net assets, including a $3,000 million dividend from Adient to Johnson Controls.

JOHNSON CONTROLS INTERNATIONAL PLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDED SEPTEMBER 30, 2016

(in millions, except share data)

	Historical Johnson Controls	Impact of Tyco Merger (a)	Pro Forma Merger Sub-Total	Adient Discontinued Operations	Spin-Off Pro Forma Adjustments		Pro Forma Johnson Controls Continuing Operations
Net sales
Products and systems	$33,635	$5,288	$38,923	$(16,837)	$—		$22,086
Services	4,039	3,522	7,561	—	—		7,561
	37,674	8,810	46,484	(16,837)	—		29,647
Cost of sales
Products and systems	27,625	3,363	30,988	(15,177)	—		15,811
Services	2,735	1,881	4,616	—	—		4,616
	30,360	5,244	35,604	(15,177)	—		20,427
Gross profit	7,314	3,566	10,880	(1,660)	—		9,220
Selling, general and administrative expenses	(5,325)	(2,880)	(8,205)	1,135	51	(c)	(7,019)
Restructuring and impairment costs	(620)	(21)	(641)	332	—		(309)
Net financing charges	(314)	(359)	(673)	25	—		(648)
Equity income	531	112	643	(357)	—		286
Income from continuing operations before income taxes	1,586	418	2,004	(525)	51		1,530
Income tax provision	2,238	64	2,302	(2,041)	3	(d)	264
Net income (loss) from continuing operations	(652)	354	(298)	1,516	48		1,266
Income (loss) from continuing operations attributable to noncontrolling interests	216	(3)	213	(84)	—		129
Net income (loss) from continuing operations attributable to Johnson Controls	$(868)	$357	$(511)	$1,600	$48		$1,137
Basic earnings (loss) per share attributable to Johnson Controls from continuing operations	$(1.30)		$(0.55)				$1.22
Diluted earnings (loss) per share attributable to Johnson Controls from continuing operations	$(1.30)		$(0.55)				$1.20
Weighted average number of shares outstanding:
Basic	667.4		935.5 (b)				935.5 (b)
Diluted	667.4		935.5 (b)				946.2 (b)

JOHNSON CONTROLS INTERNATIONAL PLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDED SEPTEMBER 30, 2015

(in millions, except share data)

	Historical Johnson Controls	Adient Discontinued Operations	Pro Forma Johnson Controls Continuing Operations
Net sales
Products and systems	$33,513	$(20,079)	$13,434
Services	3,666	—	3,666
	37,179	(20,079)	17,100
Cost of sales
Products and systems	28,214	(18,163)	10,051
Services	2,518	—	2,518
	30,732	(18,163)	12,569
Gross profit	6,447	(1,916)	4,531
Selling, general and administrative expenses	(3,986)	795	(3,191)
Restructuring and impairment costs	(397)	182	(215)
Net financing charges	(288)	14	(274)
Equity income	375	(295)	80
Income from continuing operations before income taxes	2,151	(1,220)	931
Income tax provision	600	(529)	71
Net income from continuing operations	1,551	(691)	860
Income from continuing operations attributable to noncontrolling interests	112	(66)	46
Net income from continuing operations attributable to Johnson Controls	$1,439	$(625)	$814
Basic earnings per share attributable to Johnson Controls from continuing operations	$2.20		$1.24
Diluted earnings per share attributable to Johnson Controls from continuing operations	$2.18		$1.23
Weighted average number of shares outstanding:
Basic	655.2		655.2
Diluted	661.5		661.5

JOHNSON CONTROLS INTERNATIONAL PLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDED SEPTEMBER 30, 2014

(in millions, except share data)

	Historical Johnson Controls	Adient Discontinued Operations	Pro Forma Johnson Controls Continuing Operations
Net sales
Products and systems	$34,978	$(22,032)	$12,946
Services	3,771	—	3,771
	38,749	(22,032)	16,717
Cost of sales
Products and systems	29,910	(20,039)	9,871
Services	2,534	—	2,534
	32,444	(20,039)	12,405
Gross profit	6,305	(1,993)	4,312
Selling, general and administrative expenses	(4,216)	1,222	(2,994)
Restructuring and impairment costs	(324)	159	(165)
Net financing charges	(244)	18	(226)
Equity income	395	(285)	110
Income from continuing operations before income taxes	1,916	(879)	1,037
Income tax provision	407	(314)	93
Net income from continuing operations	1,509	(565)	944
Income from continuing operations attributable to noncontrolling interests	105	(67)	38
Net income from continuing operations attributable to Johnson Controls	$1,404	$(498)	$906
Basic earnings per share attributable to Johnson Controls from continuing operations	$2.11		$1.36
Diluted earnings per share attributable to Johnson Controls from continuing operations	$2.08		$1.34
Weighted average number of shares outstanding:
Basic	666.9		666.9
Diluted	674.8		674.8

JOHNSON CONTROLS INTERNATIONAL PLC

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS OF SEPTEMBER 30, 2016

(in millions)

	Historical Johnson Controls	Adient Discontinued Operations	Spin-Off Pro Forma Adjustments		Pro Forma Johnson Controls Continuing Operations
Assets
Cash and cash equivalents	$684	$(105)	$1,430	(c), (e)	$2,009
Cash in escrow related to Adient debt	2,034	(2,034)	—		—
Accounts receivable—net	8,018	(2,071)	—		5,947
Inventories	3,560	(672)	—		2,888
Assets held for sale	174	—	—		174
Other current assets	2,639	(756)	—		1,883
Current assets	17,109	(5,638)	1,430		12,901
Property, plant and equipment—net	7,872	(2,240)	—		5,632
Goodwill	23,409	(2,385)	—		21,024
Other intangible assets—net	7,653	(113)	—		7,540
Investments in partially-owned affiliates	2,735	(1,745)	—		990
Other noncurrent assets	4,475	(935)	—		3,540
Total assets	$63,253	$(13,056)	$1,430		$51,627
Liabilities and Equity
Short-term debt	$1,119	$(41)	$—		$1,078
Current portion of long-term debt	628	(38)	—		590
Accounts payable	6,764	(2,764)	—		4,000
Accrued compensation and benefits	1,763	(430)	—		1,333
Liabilities held for sale	28	—	—		28
Other current liabilities	5,991	(975)	—		5,016
Current liabilities	16,293	(4,248)	—		12,045
Long-term debt	14,606	(3,485)	—		11,121
Pension and postretirement benefits	1,738	(188)	—		1,550
Other noncurrent liabilities	5,292	(259)	—		5,033
Long-term liabilities	21,636	(3,932)	—		17,704
Redeemable noncontrolling interests	234	(34)	—		200
Ordinary shares	9	—	—		9
Capital in excess of par value	16,105	—	—		16,105
Retained earnings	9,177	(5,218)	1,430	(c), (e)	5,389
Ordinary shares held in treasury, at cost	(20)	—	—		(20)
Accumulated other comprehensive loss	(1,153)	507	—		(646)
Shareholders’ equity attributable to Johnson Controls	24,118	(4,711)	1,430		20,837
Noncontrolling interests	972	(131)	—		841
Total equity	25,090	(4,842)	1,430		21,678
Total liabilities and equity	$63,253	$(13,056)	$1,430		$51,627

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements as of and for the year ended September 30, 2016 include the following adjustments:

(a)                                 In order to reflect the occurrence of the acquisition on October 1, 2015, the unaudited pro forma results include adjustments to reflect, among other things, the incremental recurring intangible asset amortization to be incurred based on the preliminary values of each identifiable intangible asset, the change in timing of defined benefit plans’ mark-to-market gain or loss recognition, interest expense from debt financing obtained to fund the cash consideration paid to JCI Inc. shareholders, and the elimination of merger transaction costs and nonrecurring purchasing accounting adjustments. These pro forma amounts are not necessarily indicative of the results that would have been obtained if the acquisition had occurred as of the beginning of the period presented or that may occur in the future, and does not reflect future synergies, integration costs, or other such costs or savings.

(b)                                 The unaudited pro forma weighted average number of basic shares outstanding is calculated as follows (in millions, except share consolidation ratio and per share amounts):

Pre-merger Tyco shares outstanding	427.2
Share consolidation ratio	0.955
Post-share consolidation Tyco shares	408.0
Johnson Controls Inc. shares outstanding	638.3
Cash contributed by Tyco used to purchase shares of Johnson Controls Inc.	$3,864
Johnson Controls Inc. per share consideration	$34.88
Reduction in shares due to cash consideration paid by Tyco	(110.8)
Adjusted Johnson Controls Inc. shares outstanding (1:1 exchange ratio)	527.5
Shares outstanding	935.5

The unaudited pro forma weighted average number of diluted shares outstanding is calculated by adding the effect of dilutive securities to the unaudited pro forma weighted average number of basic shares outstanding as follows (in millions):

Pro forma weighted basic shares outstanding	935.5
Dilutive impact of Johnson Controls and Tyco awards outstanding	10.7
Adjusted weighted average shares outstanding—Diluted	946.2

(c)                                  Removal of $51 million of Adient separation costs in the year ended September 30, 2016. These costs directly relate to the Spin-Off of Adient and will not recur and as such, have been removed from the unaudited pro forma consolidated statement of income. On the unaudited pro forma consolidated statement of financial position, we have reflected a pro forma accrual of approximately $70 million of estimated Adient separation costs that Johnson Controls expects to incur subsequent to September 30, 2016 to complete the Spin-Off.

(d)                                 The tax effects of pro forma adjustment (c) reflect the tax benefit recorded at the time the costs were incurred.

(e)                                  In connection with the Adient Spin-off, Adient has obtained $3,500 million in debt financing. Approximately $500 million of the proceeds of such financing remain with Adient following the Spin-Off, with approximately $3,000 million distributed to Johnson Controls prior to the completion of the Spin-Off. As of September 30, 2016, approximately $1,500 million was received by Johnson Controls.